EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-65245, No. 333-65255, No. 333-31054, No. 333-37456, No. 333-43510, No. 333-62940, No. 333-62942, No. 333-62946, No. 333-62948, No. 333-86810, No. 333-98547 and No.333-103882 of Entrust, Inc. on Forms S-8 of our report dated February 27, 2004 with respect to the consolidated financial statements of Entrust, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Dallas, Texas
March 10, 2005